UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 28, 2006
Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation

(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.
On August 14, 2006, the relationship of Kid Castle Educational Corporation ("Kid Castle" or the “Company”) with its independent registered public accounting firm, Robert G. Jeffrey, Certified Public Accountant, of Wayne, New Jersey (“Jeffrey”), was terminated by mutual agreement. Jeffrey was the Company’s accounting firm during the time when financial statements were filed on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005. Such Company filings do not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified by Jeffrey as to uncertainty, scope, or accounting principle.

During the period from July 11, 2005, the date on which Jeffrey was retained as the independent registered public accountant for Kid Castle, through August 14, 2006 , there were no disagreements with Jeffrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Jeffrey, would have caused it to make reference thereto in its reports on the financial statements for such years. During the period that Jeffrey served as the Company’s independent accountant he advised the Company that it should restate its financial statements for the second and third quarters of 2005, due to the discovery of the fund withdrawals by the Company’s previous CFO, Yu-En Chiu. Chiu's withdrawals and the Company’s action with respect thereto are more fully described in the Company’s Form 8-K dated June 23, 2006. The Company has agreed with Jeffery that it should restate its 2005 second and third quarter financial statements.

The Company has provided a copy of this Report on Form 8-K to Jeffery and requested that he furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this item. Jeffrey’s letter is attached hereto as Exhibit 16.1.

On July 28, 2006, we engaged Brock, Schechter & Polakoff, LLP, as our principal accountant, to audit our consolidated financial statements for the year ending December 31, 2005. During the years ended December 31, 2005 and 2004, and through July 28,2006, neither we (nor anyone on our behalf) consulted Brock, Schechter & Polakoff regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written nor oral report was provided to us in which a conclusion reached by the new accountant was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” within the meaning of Item 304 of Regulation S-K.

The Company has provided a copy of this Report on Form 8-K to Brock, Schechter & Polakoff and invited it to furnish, if desired, a letter addressed to the Commission containing any new information, clarification, or any respects in which it does not agree with the statements made herein. Brock, Schechter & Polakoff has indicated to the Company that it does not intend to file such a letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2006

By:	/s/ Suang - Yi Pai
Name: Suang-Yi Pai Title: Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

16.1	Letter from auditor